UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2017

DIGITAL REALTY TRUST, INC.
DIGITAL REALTY TRUST, L.P.
(Exact name of registrant as specified in its charter)

Maryland Maryland (State or other jurisdiction of incorporation)	001-32336 000-54023 (Commission File Number)	26-0081711 20-2402955 (I.R.S. Employer Identification No.)
Four Embarcadero Center, Suite 3200 San Francisco, California (Address of principal executive offices)		94111 (Zip Code)
(415) 738-6500 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Digital Realty Trust, Inc.:
Emerging growth company         ☐
Digital Realty Trust, L.P.:
Emerging growth company         ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Digital Realty Trust, Inc.: ☐
Digital Realty Trust, L.P.: ☐

Item 8.01.	Other Events.
Forward Settlement
As previously disclosed in our Current Report on Form 8-K filed on May 20, 2016, on May 16, 2016, Digital Realty Trust, Inc., a Maryland corporation (the “Company,” “we,” “us,” or “our”) entered into forward sale agreements with each of Bank of America, N.A., Citibank N.A. and JPMorgan Chase Bank, N.A., London Branch (collectively, the “Forward Counterparties”). On May 19, 2017, we physically settled the remaining shares subject to the forward sale agreements by issuing an aggregate of 2,375,000 shares of our common stock to the Forward Counterparties in exchange for net proceeds of approximately $211 million.
Floating Rate Guaranteed Notes due 2019
On May 22, 2017, Digital Euro Finco, LLC, a wholly-owned indirect finance subsidiary of Digital Realty Trust, L.P., issued and sold €125 million aggregate principal amount of its Floating Rate Guaranteed Notes due 2019, which we refer to as the Notes, to an institutional investor in a private placement. The Notes will bear interest at a rate per annum, reset quarterly, equal to three-month EURIBOR plus 0.50%, and the interest rate for the initial interest period will be 0.169%. Interest on the notes is payable quarterly in arrears on February 22, May 22, August 22 and November 22 of each year, beginning on August 22, 2017. The Notes are senior unsecured obligations of Digital Euro Finco, LLC and are fully and unconditionally guaranteed by Digital Realty Trust, Inc. and Digital Realty Trust, L.P. The Notes were sold outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to United States persons (within the meaning of Regulation S under the Securities Act) absent registration or an applicable exemption from registration requirements. The terms of the Notes are governed by an indenture, dated as of May 22, 2017, among Digital Euro Finco, LLC, Digital Realty Trust, Inc., Digital Realty Trust, L.P., Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as paying agent and a transfer agent, and Deutsche Bank Luxembourg S.A., as registrar and a transfer agent, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference. The descriptions of the indenture, the Notes and the guarantees in this report are summaries and are qualified in their entirety by the terms of the indenture, including the form of the Notes included therein.
Net proceeds from the offering were approximately €124.6 million after deducting estimated offering expenses. We intend to use the net proceeds from the offering of the Notes to temporarily repay borrowings under our global revolving credit facility and for general corporate purposes.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
4.1
Indenture, dated as of May 22, 2017, among Digital Euro Finco, LLC, Digital Realty Trust, Inc., Digital Realty Trust, L.P., Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as paying agent and a transfer agent, and Deutsche Bank Luxembourg S.A., as registrar and a transfer agent, including the form of the Floating Rate Guaranteed Notes due 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: May 23, 2017

Digital Realty Trust, Inc.

By:	/s/ Joshua A. Mills
Senior Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ Joshua A. Mills
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1
Indenture, dated as of May 22, 2017, among Digital Euro Finco, LLC, Digital Realty Trust, Inc., Digital Realty Trust, L.P., Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as paying agent and a transfer agent, and Deutsche Bank Luxembourg S.A., as registrar and a transfer agent, including the form of the Floating Rate Guaranteed Notes due 2019.